As filed with the Securities and Exchange Commission on January 4, 2017

Registration No. 2-53621

Registration No. 2-67598

Registration No. 33-34807

Registration No. 333-130075

Registration No. 333-130076

Registration No. 333-197981

Registration No. 333-197982

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 2-53621

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 2-67598

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-34807

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-130075

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-130076

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197981

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197982

UNDER

THE SECURITIES ACT OF 1933

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Kansas	44-0236370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Employee Stock Purchase Plan

2006 Stock Incentive Plan

2015 Stock Incentive Plan

(Full title of the plan)

Bradley P. Beecher
 President and Chief Executive Officer
 The Empire District Electric Company
602 S. Joplin Avenue
 Joplin, Missouri 64801

(Name and address of agent for service)

(417) 625-5100
 (Telephone number, including area code, of agent for service)

with copies to:

Michael A. Sherman, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000	Chauncey M. Lane, Esq. Husch Blackwell LLP 2001 Ross Avenue, Suite 2000 Dallas, Texas 75201 (214) 999-6100

Indicate by check mark if the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

The Empire District Electric Company (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) to deregister all securities that were previously registered and remain unsold or otherwise unissued under the (i) Employee Stock Purchase Plan, (ii) 2006 Stock Incentive Plan and (iii) 2015 Stock Incentive Plan, as the case may be, and for which the Prior Registration Statements had remained in effect.

1.              Registration Statement Number 2-53621 filed on May 8, 1975.

2.              Registration Statement Number 2-67598 filed on April 30, 1980.

3.              Registration Statement Number 33-34807 filed on May 9, 1990.

4.              Registration Statement Number 333-130075 filed on December 1, 2005.

5.              Registration Statement Number 333-130076 filed on December 1, 2005.

6.              Registration Statement Number 333-197981 filed on August 8, 2014.

7.              Registration Statement Number 333-197982 filed on August 8, 2014.

Pursuant to an Agreement and Plan of Merger, dated as of February 9, 2016, by and among the Registrant, Liberty Utilities (Central) Co. (“Liberty Central”) (an indirect subsidiary of Algonquin Power & Utilities Corp. (“Algonquin”)) and Liberty Sub Corp. (“Merger Sub”), a wholly owned direct subsidiary of Liberty Central, Merger Sub will merge with and into the Registrant, and the Registrant will survive the merger and become a wholly-owned direct subsidiary of Liberty Central (the “Merger”). As a result of the Merger, the Registrant has terminated the offering of its securities pursuant to the Prior Registration Statements. In accordance with undertakings made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that were registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but unsold under the Prior Registration Statements.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Joplin, State of Missouri, on January 4, 2017.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By:	/s/ Bradley P. Beecher
Bradley P. Beecher
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment has been signed as of January 4, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Bradley P. Beecher	President and Chief Executive Officer
Bradley P. Beecher	(Principal Executive Officer)

/s/ Laurie A. Delano	Vice President — Finance (Principal Financial Officer)
Laurie A. Delano

/s/ Robert W. Sager	Controller, Assistant Secretary and Assistant
Robert W. Sager	Treasurer (Principal Accounting Officer)

/s/ Ian Robertson	Director
Ian Robertson

/s/ D. Randy Laney	Director
D. Randy Laney

/s/ Kenneth R. Allen	Director
Kenneth R. Allen

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